                                                                     Exhibit 4.1

THE DATAVON INC. 2000 STOCK OPTION PLAN HAS BEEN ASSUMED BY ZYDECO ENERGY, INC. PURSUANT TO THE AGREEMENT AND PLAN OF MERGER, DATED MAY 23, 2000, BY AND AMONG ZYDECO, DATAVON INC., AND DVN ACQUISITION CORPORATION.

                                 DATAVON INC.

                            2000 STOCK OPTION PLAN
                            ----------------------


     1.   PURPOSE.
          -------

          DataVoN Inc. 2000 Stock Option Plan (the "Plan") is intended to provide to officers, directors, key employees and consultants of DataVoN Inc., a Texas corporation (the "Corporation"), an opportunity to acquire a proprietary interest in the Corporation, to encourage such key individuals to remain in the employ of or to contract with the Corporation, and to attract and retain new employees, consultants, and directors with outstanding qualifications. Pursuant to the Plan, the Corporation may grant to officers, directors, consultants, and key employees of the Corporation options to purchase shares of common stock of the Corporation upon such terms and conditions as provided herein.


     2.   DEFINITIONS.
          -----------

          (a)  "Affiliate" shall mean any corporation (other than the
                ---------
Corporation) in an unbroken chain of corporations that includes the Corporation if each of such corporations, other than the last corporation in the chain, owns at least 50% of the total voting power of one of the other corporations.

          (b)  "Award" shall mean a grant of an Option, an SAR, and/or
                -----
Restricted Stock under the Plan.

          (c)  "Board" shall mean the Board of Directors of the Corporation.
                -----

          (d)  "Code" shall mean the Internal Revenue Code of 1986, as amended.
                ----

          (e)  "Committee" shall mean the committee appointed by the Board to
                ---------
administer the Plan, or if no such committee is appointed, the Board.

          (f)  "Common Stock" shall mean the voting common stock of the
                ------------
Corporation.

          (g)  "Consultant" shall mean any person who, or any employee of any
                ----------
firm which, is engaged by the Corporation or any Affiliate to render consulting services and is compensated for such consulting services, and any non-employee director of the Corporation whether compensated for such services or not.

          (h)  "Corporation" shall mean DataVoN Inc., a Texas corporation.
                -----------

          (i)  "Effective Date" shall mean March 17, 2000.
                --------------

          (j)  "Employee" shall mean any individual who is employed, within the
                --------
meaning of Section 3401 of the Code and the regulations thereunder, by the Corporation or by any Affiliate. For purposes of the Plan and only for purposes of the Plan, and in regard to Nonstatutory Stock Options but not for Incentive Stock Options, a Consultant or director of the Corporation or any Affiliate shall be deemed to be an Employee, and service as a Consultant or director with the Corporation or any Affiliate shall be deemed to be employment, but no Incentive Stock Option shall be granted to a Consultant or director who is not an employee of the Corporation or any Affiliate within the meaning of Section 3401 of the Code and the regulations thereunder. In the case of a non-employee director or Consultant, the provisions governing when a termination of employment has occurred for purposes of the Plan shall be set forth in the written stock option agreement between the Optionee and the Corporation, or, if not so set forth, the Committee shall have the discretion to determine when a termination of "employment" has occurred for purposes of the Plan.

          (k)  "Escrow Agent" shall mean the person selected by the Corporation,
                ------------
if any, to hold the stock certificates representing Shares issued in the name of an Optionee pursuant to such Optionee's exercise of an Option.

          (l)  "Exchange Act" shall mean the Securities Exchange Act of 1934, as
                ------------
amended.

          (m)  "Exercise Price" shall mean the price per Share at which an
                --------------
Option may be exercised, as determined by the Committee and as specified in the Optionee's stock option agreement.

          (n)  "Fair Market Value" shall mean the value of each Share as
                -----------------
determined by the Board; provided, however, that if there is a public market for
                         --------  -------
the securities, the Fair Market Value shall be the mean of the bid and asked prices of the securities per share or unit, as the case may be, as reported in the Wall Street Journal (or, if not so reported, as otherwise reported by the National Association of Securities Dealers Automated Quotation System) as of the date in question or, in the event the securities are listed on a stock exchange, the Fair Market Value shall be the closing sales price of the securities per share or unit, as the case may be, on such exchange, as reported in the Wall Street Journal, as of the date in question.

          (o)  "Incentive Stock Option" shall mean an Option of the type
                ----------------------
described in Section 422(b) of the Code.

          (p)  "Joint Escrow Instructions" shall mean joint escrow instructions
                -------------------------
entered into between Optionee and the Corporation in such form as may be approved by the Committee from time to time.

          (q)  "Nonstatutory Stock Option" shall mean an Option of the type not
                -------------------------
described in Section 422(b) or 423(b) of the Code.

          (r)  "Option" shall mean an option to purchase Common Stock granted
                ------
pursuant to the Plan.

          (s)  "Optionee" shall mean any person who holds an Option pursuant to
                --------
the Plan.

          (t)  "Plan" shall mean this stock option plan as it may be amended
                ----
from time to time.

          (u)  "Purchase Price" shall mean at any particular time the Exercise
                --------------
Price times the number of Shares for which an Option is being exercised.

          (v)  "Restricted Stock" shall mean an Award pursuant to which eligible
                ----------------
Employees selected by the Committee in its sole discretion receives Shares issued to such Employees with such restrictions on transfer as the Committee in its sole discretion shall determine from time to time and the stock certificates evidencing such Shares shall bear legends of such restrictions on transfer.

          (w)  "SAR" shall mean stock appreciation rights, an Award pursuant to
                ---
which eligible Employees selected by the Committee in its sole discretion receives a right to a cash settlement payment upon exercise equal to the excess of the Fair Market Value of one share of Common Stock on the date of exercise over the Fair Market Value of one share of Common Stock on the grant date of the SAR, multiplied by the number of SARs granted.

          (x)  "Share" shall mean share of the authorized Common Stock.
                -----

          (y)  "Subsidiary" shall mean any corporation as to which more than
                ----------
fifty (50%) percent of the outstanding voting stock or shares shall now or hereafter be owned or controlled, directly by a person, any Subsidiary of such person, or any Subsidiary of such Subsidiary.


     3.   ADMINISTRATION.
          --------------

          (a)  The Committee.
               -------------

               (i) The Board may administer the Plan or appoint a Committee to administer the Plan. The Committee shall consist of not less than two members who may also be members of the Board. Members of the Board or the Committee who are either eligible for Awards or have been granted Awards may vote on any matters affecting the administration of the Plan or the grant of any Awards pursuant to the Plan, except that no such member shall act upon the granting of an Award to himself or herself, but any such member may be counted in determining the existence of a quorum at any meeting of the Committee and shall be excluded in determining unanimity of an act in writing, for any action which is taken with respect to the granting of an Award to such member.

               (ii) If the Corporation registers any class of any equity security pursuant to Section 12 of the Exchange Act from the effective date of such registration until six months after the termination of such registration, the Plan shall be administered by a Committee of directors which shall consist of not less than two members, who during the one year prior to service as an administrator of the Plan, shall not have been granted or awarded equity securities pursuant to the Plan or any other plan of the Corporation or any of its Affiliates except as permitted under Rule 16b-3 under the Exchange Act which provides that participation in a formula plan meeting the conditions of Rule 16(b)(3)(c)(2)(ii) or in an ongoing securities acquisition plan meeting the conditions in Rule 16(b)(3)(d)(2)(i) shall not disqualify a member of the Committee from serving as an administrator of the Plan. In addition, an election to receive an annual retainer fee in either cash or an equivalent amount of securities, or partly in cash and partly in securities, shall not disqualify a member of the Committee from serving as an administrator of the Plan.

          The Board may from time to time designate individuals as ineligible to participate in the Plan for a specified period in order to become eligible to be a member of the Committee.

          (b)  Powers of the Committee.
               -----------------------

          Subject to the provisions of the Plan, the Committee shall have the authority, in its discretion and on behalf of the Corporation:

               (i)    to grant Options;

               (ii) to determine the Exercise Price per Share of Options to be granted;

               (iii) to determine the Employees to whom, and the time or times at which, Options shall be granted and the number of Shares for which an Option will be exercisable;

               (iv)   to interpret the Plan;

               (v) to prescribe, amend, and rescind rules and regulations relating to the Plan;

               (vi) to determine the terms and provisions of each Option granted and, with the consent of the holder thereof, modify or amend each Option;

               (vii) to accelerate or defer, with the consent of the Optionee, the exercise date of any Option;

               (viii) with the consent of the Optionee, to reprice, cancel and regrant, or otherwise adjust the Exercise Price of an Option or other Awards previously granted by the Committee;

               (ix) to grant SARs and/or Restricted Stocks, and determine the terms and conditions of such Awards and the forms of the instruments necessary or advisable in the administration of the Awards;

               (x) to authorize any person to execute on behalf of the Corporation any instrument required to effectuate the grant of an Award previously granted by the Committee; and

               (xi) to make all other determinations deemed necessary or advisable for the administration of the Plan.

          (c)  Board's Determination of Fair Market Value.
               ------------------------------------------

               The Board shall have the authority to determine, upon review of relevant information, the Fair Market Value of the Common Stock, subject to the provisions of the Plan and irrespective of whether the Board has appointed a Committee to administer the Plan. The Board may delegate this authority to the Committee.

          (d)  Committee's Interpretation of the Plan.
               --------------------------------------

               The interpretation and construction by the Committee of any provision of the Plan or of any Award granted hereunder shall be final and binding on all parties claiming an interest in an Award granted under the Plan. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award.

          (e)  All Committee Actions to be in Writing.
               --------------------------------------

               Any and all actions of the Committee taken in exercise of the powers granted to it in this Section 3 shall be in writing.

          (f)  Delegation by Committee
               -----------------------

               Subject to the provisions of the Plan, the Committee shall have the authority, in its discretion and on behalf of the Corporation, to delegate the following powers to any individual or individuals with respect to the granting of Options to those Employees who are not subject to the short-swing profit rules of Section 16 of the Exchange Act:

               (i)   The power to grant Options;

               (ii) The power to determine the Employees to whom and the time or times at which Options shall be granted and the number of Shares for which an Option will be exercisable; and

               (iii) The power to determine the Exercise Price per Share of Options to be granted.

               In delegating its powers hereunder, the Committee may place any restrictions it deems appropriate on the delegatee(s). Any delegation of power under this Section shall be valid until it expires by its own terms, until revoked by the Committee, or until revoked by the Board, whichever first occurs.


     4.   PARTICIPATION.
          -------------

          (a)  Eligibility.
               -----------

               The Optionees shall be such persons as the Committee may select from among the Employees, provided that Consultants and directors who are not an employee of the Corporation are not eligible to receive Incentive Stock Options.

          (b)  Ten Percent (10%) Shareholders.
               ------------------------------

               Any Employee who owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of outstanding stock of the Corporation or any Affiliate shall not be eligible to receive an Option unless:

               (i) the Exercise Price of the Shares subject to such Option when granted is at least one hundred and ten percent (110%) of the Fair Market Value of such Shares, and

               (ii) such Option by its terms is not exercisable after the expiration of five (5) years from the date of grant.

          (c)  Stock Ownership.
               ---------------

               For purposes of Section 4(b), in determining stock ownership, an Employee shall be considered as owning the stock owned, directly or indirectly, by or for his or her brothers and sisters, spouse, ancestors, and lineal descendants. Stock owned, directly or indirectly, by or for a corporation, partnership, estate, or trust shall be considered as being owned proportionately by or for its shareholders, partners, or beneficiaries, respectively. Stock with respect to which such Employee or any other person holds an option shall be disregarded.

          (d)  Outstanding Stock.
               -----------------

               For purposes of Section 4(b), the term "outstanding stock" shall mean and include all stock of the Corporation actually issued and outstanding immediately after the grant of the Option to the Optionee but shall not include any Share for which an Option is exercisable by any person.


     5.   SHARES SUBJECT TO THE PLAN.
          --------------------------

          (a)  Shares Subject to The Plan.
               --------------------------

               The aggregate number of Shares which may be issued upon exercise of Options under the Plan shall not exceed 100,000 subject to adjustment pursuant to Section 9 hereof.

          (b)  Options Not to Exceed Shares Available.
               --------------------------------------

               The number of Shares for which an Option is exercisable at any time shall not exceed the number of Shares remaining available for issuance under the Plan. If any Option expires or is terminated, the number of Shares for which such Option was exercisable may be made exercisable pursuant to other Options under the Plan. If the Corporation reacquires any Shares pursuant to Sections 11 or 12, hereof, such Shares may again be made exercisable pursuant to an Option. The limitations established by this Section 5(b) shall be subject to adjustment in the manner provided in Section 9 hereof upon the occurrence of an event specified therein.

     6.   TERMS AND CONDITIONS OF OPTIONS.
          -------------------------------

          (a)  Stock Option Agreements.
               -----------------------

               Options shall be evidenced by written stock option agreements between the Optionee and the Corporation in the form attached hereto as Exhibit A for Nonstatutory Stock Options and in the form attached hereto as Exhibit B for Incentive Stock Options, incorporated herein by reference, or in such other forms or modified forms as the Committee shall hereafter from time to time determine. No Option or purported Option shall be a valid and binding obligation of the Corporation unless so evidenced in writing.

          (b)  Number of Shares.
               ----------------

               Each stock option agreement shall state the number of Shares for which the Option is exercisable and shall provide for the adjustment thereof in accordance with Section 9 hereof.

          (c)  Vesting.
               -------

               An Optionee may not exercise his or her Option for any Shares until the Option, in regard to such Shares, has vested. Each stock option agreement shall include a vesting schedule determined in the discretion of the Committee, which shall show when the Option becomes exercisable provided, each Option shall vest at a rate of at least twenty percent (20%) per year over a period of five (5) years. The vesting schedule shall not impose upon the Corporation or any Affiliate any obligation to retain the Optionee in its employ or under contract for any period or otherwise change the employment-at-will status of an Optionee who is an employee of the Corporation or any Affiliate.

          (d)  Lapse of Options.
               ----------------

               Each stock option agreement shall state the time or times when the Option covered thereby lapses and becomes unexercisable in part or in full. An Option shall lapse on the earliest of the following events (unless otherwise determined by the Committee and reflected in an option agreement):

               (i)   The tenth anniversary of the date of granting the Option;

               (ii)  The first anniversary of the Optionee's death;

               (iii) The first anniversary of the date the Optionee ceases to be an Employee due to total and permanent disability;

               (iv) On the date provided in Section 6(h)(i), unless with respect to a Nonstatutory Stock Option, the Committee otherwise extends such period before the applicable expiration date;

               (v) On the date provided in Section 9 for a transaction described in Section 9;

               (vi) The date the Optionee files or has filed against him or her a petition in bankruptcy; or

               (vii) The expiration date specified in an Optionee's stock option agreement.

          (e)  Exercise Price.
               --------------

               Each stock option agreement shall state the Exercise Price for the Shares for which the Option is exercisable. Subject to Section 4(b), the Exercise Price of an Incentive Stock Option and a Nonstatutory Stock Option shall, when granted, be not less than one hundred percent (100%) and eighty-five percent (85%) of the Fair Market Value of the Shares for which the Option is exercisable, respectively, and not less than the par value of the Shares.

          (f)  Medium and Time of Payment.
               --------------------------

               The Purchase Price shall be payable in full in cash upon the exercise of an Option but the Committee may allow the Optionee to pay the Purchase Price:

               (i) by surrendering Shares in good form for transfer, owned by the Optionee and having a Fair Market Value on the date of exercise equal to the Purchase Price;

               (ii) by delivery of a full recourse promissory note (the "Note") made by the Optionee in the amount of the Purchase Price, bearing interest, compounded semi-annually, at a rate not less than the rate determined under
Section 7872 of the Code to insure that no "foregone interest", as defined in such section, will accrue, together with the delivery of a duly executed standard form security agreement securing the Note by a pledge of the Shares purchased; or

               (iii) in any combination of such consideration or such other consideration and method of payment for the issuance of Shares to the extent permitted under applicable law as long as the sum of the cash so paid, the Fair Market Value of the Shares so surrendered, and the amount of any Note equals the Purchase Price.

               The Committee or a stock option agreement may prescribe requirements with respect to the exercise of Options, including the submission by the Optionee of such forms and documents as the Committee may require and, the delivery by the Optionee of cash sufficient to satisfy applicable withholding requirements. The Committee may vary the exercise requirements and procedures from time to time to facilitate, for example, the broker-assisted exercise of Options.

          (g)  Nontransferability of Options.
               -----------------------------

               During the lifetime of the Optionee, the Option shall be exercisable only by the Optionee or the Optionee's conservator or legal representative and shall not be assignable or transferable. In the event of the Optionee's death, the Option shall not be transferable by the Optionee other than by will or the laws of descent and distribution.

          (h)  Termination of Employment other than by Death or Disability.
               -----------------------------------------------------------

               (i) If an Optionee ceases to be an Employee for any reason other than his or her death or disability, the Optionee shall have the right, subject to the provisions of this Section 6, to exercise any Option held by the Optionee at any time within thirty (30) days after his or her termination of employment, but not beyond the otherwise applicable term of the Option and only to the extent that on such date of termination of employment the Optionee's right to exercise such Option had vested.

               (ii) For purposes of this Section 6(h), the employment relationship shall be treated as continuing intact while the Optionee is an active employee of the Corporation or any Affiliate, or is on military leave, sick leave, or other bona fide leave of absence to be determined and approved in writing in the sole discretion of the Committee. The preceding sentence notwithstanding, in the case of an Incentive Stock Option, employment shall be deemed to terminate on the date the Optionee ceases active employment with the Corporation or any Affiliate, unless the Optionee's reemployment rights are guaranteed by statute or contract.

          (i)  Death of Optionee.
               -----------------

               If an Optionee dies while an Employee, or after ceasing to be an Employee but during the period while he or she could have exercised an Option under Section 6(h), any Option granted to the Optionee may be exercised, to the extent it had vested at the time of death and subject to the Plan, at any time within twelve (12) months after the Optionee's death, by the executors or administrators of his or her estate or by any person or persons who acquire the Option by will or the laws of descent and distribution, but not beyond the otherwise applicable term of the Option.

          (j)  Disability of Optionee.
               ----------------------

               If an Optionee ceases to be an Employee due to becoming totally and permanently disabled within the meaning of Section 22(e)(3) of the Code, any Option granted to the Optionee may be exercised to the extent it had vested at the time of cessation and, subject to the Plan, at any time within twelve (12) months after the Optionee's termination of employment, but not beyond the otherwise applicable term of the Option.

          (k)  Rights as a Shareholder.
               -----------------------

               An Optionee, or a transferee of an Optionee, shall have no rights as a shareholder of the Corporation with respect to any Shares for which his or her Option is exercisable until the date of the issuance of a stock certificate for such Shares. No adjustment shall be made for dividends, ordinary or extraordinary or whether in currency, securities, or other property, distributions, or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Section 9 hereof.

          (l)  Modification, Extension, and Renewal of Options.
               -----------------------------------------------

               Within the limitations of the Plan, the Committee may modify, extend or renew outstanding Options or accept the cancellation of outstanding Options for the granting of new Options in substitution therefor. Notwithstanding the preceding sentence, no modification of an Option shall, without the consent of the Optionee, alter or impair any rights or obligations under any Option previously granted.

          (m)  Return of Proceeds.
               ------------------

               (i) The Committee, in its discretion, may include as a term of any Optionee's stock option agreement a provision that, if within one year after ceasing to be an Employee or Consultant (whether voluntarily or involuntarily), an Optionee shall, directly or indirectly, engage in an activity that competes with the business of the Corporation or a Subsidiary as conducted at the time the Optionee ceased to be an Employee or Consultant (as determined by the Board of Directors in its sole discretion and good faith) and such Optionee had exercised Options within six months before or after the date the Optionee ceased to be an Employee or Consultant, the Optionee shall be required to remit to the Corporation in good funds within 5 business days of receipt of written demand therefore an amount equal to the excess of (A) the Fair Market Value per share of Common Stock on the date of exercise of such Option(s) multiplied by the number of shares with respect to which the Options were exercised over (B) the aggregate option exercise price for such number of shares of Common Stock (the "Proceeds").

               (ii) The Committee, in its discretion, may include as a term of any Optionee's stock option agreement a provision requiring the remittance by an Optionee to the Corporation in good funds within 5 business days of receipt of written demand therefore of Proceeds by an Optionee that has exercised Options within six months before or after the date the Optionee ceased to be an Employee or Consultant (whether voluntarily or involuntarily). The Committee shall have the authority in its discretion to include such other conditions and/or terms in an Optionee's stock option agreement that it deems appropriate or desirable in furtherance of the foregoing provisions.

          (n)  Other Provisions.
               ----------------

               The stock option agreements authorized under the Plan may contain such other provisions which are not inconsistent with the terms of the Plan, including, without limitation, restrictions upon the exercise of the Option, as the Committee shall deem advisable.

     7.   $100,000 PER YEAR LIMITATION ON VESTING OF ISOs.
          -----------------------------------------------

          To the extent that the Fair Market Value of Shares (determined for each Share as of the date of grant of the Option covering such Share) subject to Options granted under this Plan (or any other plan of the Corporation or any Affiliate) which are designated as Incentive Stock Options and which become exercisable by an Optionee for the first time during a single calendar year exceeds One Hundred Thousand United States Dollars (US$100,000), the Option(s) (or portion thereof) covering such Shares shall be recharacterized (to the extent of such excess over One Hundred Thousand United States Dollars (US$100,000)) as a Nonstatutory Stock Option. In determining which Option(s) shall be treated as Nonstatutory Stock Options under the preceding sentence, the Options shall be taken into account in the order granted, with the result that a later granted Option shall be recharacterized as a Nonstatutory Stock Option prior to such recharacterization of a previously granted Option.


     8.   TERM OF PLAN.
          ------------

          Awards may be granted pursuant to the Plan until ten (10) years following the Effective Date or the date the Plan is approved by the shareholders of the Corporation, whichever is earlier, and all Options which are outstanding on such date shall remain in effect until they are exercised or expire by their terms and shall continue to be subject to the provisions of the Plan.


     9.   RECAPITALIZATION, TAKEOVERS, AND LIQUIDATIONS.
          ---------------------------------------------

          (a)  Reorganizations.
               ---------------

               The number of Shares covered by the Plan, as provided in Section 5 hereof, and the number of Shares for which each Option is exercisable shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from the payment of a Common Stock dividend, a stock split, a reverse stock split, recapitalization, combination, reclassification or any other event which results in an increase or decrease in the number of issued Shares effected without receipt of consideration by the Corporation, and the Exercise Price shall be proportionately increased in the event the number of Shares subject to such Option are decreased and shall be proportionately decreased in the event the number of Shares subject to such Option are increased. For the purposes of this paragraph, conversion of any convertible securities of the Corporation shall not be deemed to have been "effected without receipt of consideration." Adjustments shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Corporation of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.

          (b)  Liquidation.
               -----------

               In the event of the dissolution or liquidation of the Corporation, each Option shall terminate immediately prior to the consummation of such action. The Committee shall notify the Optionee not less than fifteen
(15) days prior to the proposed consummation of a pending dissolution or liquidation, and the Option shall be exercisable as to all Shares which are vested prior to expiration until immediately prior to the consummation of such action.

          (c)  Merger.
               ------

               In the event of a consolidation or merger of the Corporation with another corporation, or the sale of all or substantially all of its assets to another corporation, or other similar event shall be effected, then, as a condition of such consolidation, merger, or sale, lawful and fair provision shall be made whereby the Option holders shall thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Plan and the stock option agreements and in lieu of the shares of Common Stock of the Corporation immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, such shares of stock, securities, or assets as may be issued or payable with respect to or in exchange for the number of outstanding shares of such Common Stock equal to the number of shares of such stock immediately theretofore purchasable and receivable upon the exercise of the rights represented by such Options, had such consolidation, merger, or sale not taken place, and in such event appropriate provision shall be made with respect to the rights and interests of the Option holders to the end that the provisions hereof (including, without limitation, provisions for adjustments of the exercise price and of the number of shares purchasable upon the exercise of such Options) shall thereafter be applicable, as nearly as may be in relation to any share of stock, securities, or assets thereafter deliverable upon the exercise hereof; provided, however, that any and all outstanding Options shall upon the occurrence of such event (if such event is consummated on or after September 1, 2000) be automatically and immediately fully vested.

          (d)  Determination by Committee.
               --------------------------

               All adjustments described in this Section 9 shall be made by the Committee, whose determination shall be conclusive and binding on all persons.

          (e)  Limitation on Rights of Optionee.
               --------------------------------

               Except as expressly provided in this Section 9, no Optionee shall have any rights by reason of any payment of any stock dividend, stock split or reverse stock split or any other increase or decrease in the number of shares of stock of any class, or by reason of any reorganization, consolidation, dissolution, liquidation, merger, exchange, split-up or reverse split-up, or spin-off of assets or stock of another corporation. Any issuance by the Corporation of Shares, Options or securities convertible into Shares or Options shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or Exercise Price of the Shares for which an Option is exercisable. Notwithstanding the foregoing, if the Corporation shall enter into a transaction affecting the Corporation's capital stock or distributions to the holders of its capital stock for which a revision in the terms of each Option is not required pursuant to this Section 9, the Committee shall revise the terms of each Option in a manner the Committee deems fair and reasonable in its sole discretion given the transaction involved. If necessary or appropriate in connection with such transaction, the Committee may declare that any Option shall terminate as of a date fixed by the Committee and give each Optionee the right to exercise his or her Option in whole or in part, including exercise as to Shares to which the Option would not otherwise be exercisable.

          (f)  Stock Dividend; Distribution of Assets.
               --------------------------------------

               In the event of a stock dividend or other distribution of assets by the Corporation to the holders of the Common Stock which is not covered by any provision of this Section 9, the Option holders shall be entitled thereafter to receive upon exercise of this Option the kind and amount of such distribution, whether cash, shares of stock or other securities or assets, which the Option holder would have been entitled to receive after the occurrence of such event had this Option been exercised immediately prior to such event.

          (g)  No Restriction on Rights of Corporation.
               ---------------------------------------

               The grant of an Option shall not affect or restrict in any way the right or power of the Corporation to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or to dissolve, liquidate, sell, or transfer all or any part of its business or assets.

     10.  SECURITIES LAW REQUIREMENTS.
          ---------------------------

          (a)  Legality of Issuance.
               --------------------

               No Share shall be issued upon the exercise of any Option unless and until the Corporation has determined that:

               (i) The Corporation and the Optionee have taken all actions required to exempt the issuance of the Shares from the registration requirements under the Securities Act of 1933, as amended (the "Act"), or the Corporation and the Optionee shall determine that the registration requirements of the Act do not apply to such exercise;

               (ii) Any applicable listing requirement of any stock exchange on which the Common Stock is listed has been satisfied; and

               (iii) Any other applicable provision of federal or state law has been satisfied.

          (b)  Restrictions on Transfer; Representations of Optionee; Legends.
               --------------------------------------------------------------

               Regardless of whether the offering and sale of Shares has been registered under the Act or has been registered or qualified under the securities laws of any state, the Corporation may impose restrictions upon the sale, pledge, or other transfer of such Shares, including the placement of appropriate legends on stock certificates, if, in the judgment of the Corporation and its counsel, such restrictions are necessary or desirable in order to achieve compliance with the provisions of the Act, the securities laws of any state, or any other law. If the sale of Shares is not registered under the Act and the Corporation shall determine that the registration requirements of the Act apply to such sale, but an exemption is available which requires an investment representation or other representation, the Optionee shall be required, as a condition to purchasing Shares by exercise of his or her Option, to represent that such Shares are being acquired for investment, and not with a view to the sale or distribution thereof, except in compliance with the Act, and to make such other representations as are deemed necessary or appropriate by the Corporation and its counsel. Stock certificates evidencing Shares acquired pursuant to an unregistered transaction to which the Act applies shall bear a restrictive legend substantially in the following form and such other restrictive legends as are required or deemed advisable under the Plan or the provisions of any applicable law:

          "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR QUALIFIED UNDER THE SECURITIES LAWS OF ANY STATE. THESE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO OR FOR SALE IN CONNECTION WITH ANY DISTRIBUTION THEREOF, AND MAY NOT BE SOLD, MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION UNDER THE ACT AND/OR QUALIFICATION UNDER ANY APPLICABLE STATE SECURITIES LAWS, OR WITHOUT AN OPINION OF COUNSEL ACCEPTABLE TO THE CORPORATION AND ITS COUNSEL THAT SUCH REGISTRATION OR QUALIFICATION IS NOT REQUIRED."

The Corporation shall also place legends on stock certificates representing its right of repurchase under Section 11 hereof and the right of first refusal under
Section 12 hereof. Any determination by the Corporation and its counsel in connection with any of the matters set forth in this Section 10 shall be conclusive and binding on all persons.

          (c)  Registration or Qualification of Securities.
               -------------------------------------------

               The Corporation may, but shall not be obligated to, register or qualify the sale of Shares under the Act or any other applicable law. In connection with any such registration or qualification, the Corporation shall provide each Optionee with such information required pursuant to all applicable laws and regulations.

          (d)  Exchange of Certificates.
               ------------------------

               If, in the opinion of the Corporation and its counsel, any legend placed on a stock certificate representing Shares sold hereunder is no longer required, the Optionee or the holder of such certificate shall be entitled to exchange such certificate for a certificate representing the same number of Shares but lacking such legend.

          (e)  Market Standoff Agreement.
               -------------------------

               By acceptance of an Option, each Optionee agrees that if so requested by the Corporation or any representative of the underwriters in connection with any registration of any securities of the Corporation under the Act, Optionee shall not sell or otherwise transfer any of the Shares or other securities of the Corporation during the period requested by the Corporation or the representative of the underwriters, as the case may be. Each Optionee agrees that the Corporation may impose stop-transfer instructions with respect to the securities subject to the foregoing restrictions.


     11.  RIGHT OF REPURCHASE.
          -------------------

          (a)  Repurchase Right.
               ----------------

               At the Committee's discretion, Shares issued pursuant to the exercise of an Option may be subject to a right, but not an obligation, of repurchase by the Corporation (the "Right of Repurchase"), at the price specified in Section 11(b), if the Optionee ceases to be an Employee for any reason ("Employment Termination") at any time after the grant of the Option pursuant to which such Shares were issued. Shares issued by the Corporation shall only be transferable by the Optionee subject to the Right of Repurchase, and the Corporation shall legend the Right of Repurchase on the stock certificates evidencing such Shares and shall take such other steps as it deems necessary to ensure compliance with this restriction. The Corporation's rights under this Section 11(a) shall be freely assignable, in whole or in part.

          (b)  Repurchase Price.
               ----------------

               The price per Share at which the Corporation may exercise the Right of Repurchase under Section 11(a) (the "Repurchase Price") shall be the Fair Market Value of the Shares on the date of the Employment Termination.

          (c)  Repurchase Procedure.
               --------------------

               The Corporation may exercise its Right of Repurchase by sending a written notice to the Optionee and to the Escrow Agent, if any, of its taking such action and specifying the number of Shares being repurchased. The Right of Repurchase shall be exercised for cash or cancellation of purchase money indebtedness for the Shares. The Corporation's Right of Repurchase shall terminate (i) if not exercised by written notice from the Corporation to the Optionee within ninety (90) days of the date of the Employment Termination, or
(ii) when the Corporation's securities become publicly traded. If the Corporation exercises its Right of Repurchase, the Optionee, or if applicable, the Escrow Agent, shall deliver to the Corporation every stock certificate representing the Shares being repurchased, together with appropriate Assignments separate from Certificates, and the Corporation shall then promptly pay the total Repurchase Price, or if applicable, the difference between the total Repurchase Price and any outstanding purchase money indebtedness of the Optionee for the Shares, in cash to the Optionee, or if applicable, to the Escrow Agent, for delivery to the Optionee.

          (d)  Election to Defer Purchase of Incentive Stock Option Shares.
               -----------------------------------------------------------

               (i) Notwithstanding the preceding provisions of this Section 11, an Optionee whose Shares were issued pursuant to an Incentive Stock Option may elect to defer the Corporation's repurchase of such Shares pursuant to this
Section 11 until the holding period requirements of Section 422(a) of the Code are met. Such election shall be in writing in such form as the Committee may require and shall be delivered to the Corporation and to the Escrow Agent by certified mail no later than seven (7) days after the date on which the Optionee receives notice that the Corporation elects to exercise its Right of Repurchase. Such election shall pertain to all such Shares issued to the Optionee and shall be irrevocable.

               (ii) With respect to an Optionee who makes the election described in subsection 11(d)(i), the Corporation shall repurchase such Shares on or before the date which is ninety (90) days following the earlier of the date on which the Optionee dies or the date on which the holding period requirements of Section 422(a) of the Code are met. The Repurchase Price of each such Share determined under Section 11(b) shall be calculated by substituting for the Optionee's Employment Termination date the earlier of the date on which the Optionee dies or the date on which such holding period requirements are met.

          (e)  Escrow.
               ------

               To facilitate the consummation of the Corporation's Right of Repurchase under this Section 11, at the request of the Committee, the Optionee and the Corporation shall execute Joint Escrow Instructions and the Optionee shall deliver and deposit with the Escrow Agent named in the Joint Escrow Instructions two "Assignments Separate from Certificate," together with all certificates evidencing the Shares of Common Stock issued to the Optionee pursuant to the Plan, duly endorsed in blank. The Escrow Agent shall hold such documents and deliver the same to the Corporation pursuant to the Joint Escrow Instructions and in accordance with the terms of this Section 11, as applicable.

          (f)  Binding Effect.
               --------------

               The Corporation's Right of Repurchase shall inure to the benefit of its successors and assigns and shall be binding upon any representative, executor, administrator, heir, or legatee of the Optionee.

          (g)  Payment of Net Amount Owing.
               ---------------------------

               Notwithstanding anything to the contrary contained herein, if the Corporation determines to exercise its rights of repurchase pursuant to this Section before any Shares have been issued as a result of an exercise of an Option, in lieu of issuing any Shares, the Corporation shall have the right, but not the obligation, to pay to the Optionee the net amount owing to the Optionee.

          (h)  Termination of Right of Repurchase.
               ----------------------------------

               Notwithstanding any other provision of this Section 11, in the event that the Common Stock is listed on any United States securities exchange or market or traded on any formal over-the-counter market in general use in the United States at the time the Optionee would otherwise be required to transfer his or her Shares, the Corporation shall no longer have the Right of Repurchase, and the Optionee shall have no obligation to comply with this Section 11.


     12.  RIGHT OF FIRST REFUSAL.
          ----------------------

          (a)  Right of First Refusal.
               ----------------------

               At the Committee's discretion, Shares issued pursuant to the exercise of an Option may be subject to a requirement that if an Optionee proposes to sell, pledge, or otherwise transfer any Shares acquired pursuant to exercise of an Option, or any interest in such Shares, to any person or entity, the Corporation shall have a right of first refusal (the "Right of First Refusal") with respect to such Shares. Any Optionee desiring to transfer Shares subject to the Right of First Refusal shall give a written notice (the "Transfer Notice") to the Corporation describing fully the proposed transfer, including the number of Shares proposed to be transferred, the proposed transfer price, and the name and address of the proposed transferee. The Transfer Notice shall be signed both by the Optionee and by the proposed transferee and must constitute a binding commitment of both parties to the transfer of the Shares. The Corporation shall have the right to purchase the Shares subject to the Transfer Notice on the terms of the proposal referred to in the Transfer Notice, subject to any change in such terms permitted under
Section 12(b) hereof, by delivery of a notice of exercise of the Right of First Refusal within thirty (30) days after the date the Transfer Notice is received by the Corporation. The Corporation's rights under this Section 12(a) shall be freely assignable, in whole or in part.

          (b)  Transfer of Shares.
               ------------------

               If the Corporation fails to exercise the Right of First Refusal within thirty (30) days after the date on which it receives the Transfer Notice, the Optionee may, not later than six (6) months following receipt of the Transfer Notice by the Corporation, consummate a transfer of the Shares subject to the Transfer Notice on the terms and conditions described in the Transfer Notice. Any proposed transfer on terms and conditions different from those described in the Transfer Notice, as well as any subsequent proposed transfer by the Optionee, shall again be subject to the Right of First Refusal and shall again require compliance with the procedure described in Section 12(a). If the Corporation exercises its Right of First Refusal, the Optionee shall immediately endorse and deliver to the Corporation every stock certificate representing the Shares being purchased, and the Corporation shall then promptly pay the purchase price in accordance with the terms set forth in the Transfer Notice.

          (c)  Repurchase Payment.
               ------------------

               The amount payable to an Optionee pursuant to the Corporation's exercise of the Right of First Refusal shall be paid to the Optionee in accordance with the terms and conditions of the Transfer Notice or may, at the election of the Corporation, be paid in full in cash.

          (d)  Binding Effect.
               --------------

               The Corporation's Right of First Refusal shall inure to the benefit of its successors and assigns and shall be binding upon any transferee of the Shares.

          (e)  Termination of Right of First Refusal.
               -------------------------------------

               Notwithstanding any other provision of this Section 12, if the Common Stock is listed on any United States securities exchange or market or traded on any formal over-the-counter market in general use in the United States at the time the

Optionee desires to transfer his or her Shares, the Corporation shall no longer have the Right of First Refusal, and the Optionee shall have no obligation to comply with this Section 12.


     13.  EXERCISE OF UNVESTED OPTIONS.
          ----------------------------

          The Committee may grant any Optionee the right to exercise any Option prior to the complete vesting of such Option. Without limiting the generality of the foregoing, the Committee may provide that if an Option is exercised prior to having completely vested, the Shares issued upon such exercise shall remain subject to vesting at the same rate as under the Option so exercised and shall be subject to a right, but not an obligation, of repurchase by the Corporation with respect to all unvested Shares if the Optionee ceases to be an Employee for any reason. For the purposes of facilitating the enforcement of any such right of repurchase, at the request of the Committee, the Optionee shall enter into the Joint Escrow Instructions with the Corporation and deliver every certificate for his or her unvested Shares with Assignments Separate from Certificate duly executed in blank by the Optionee and by the Optionee's spouse, if required for transfer.


     14.  AMENDMENT OF THE PLAN.
          ---------------------

          The Board or the Committee may, from time to time, terminate, suspend or discontinue the Plan, in whole or in part, or revise or amend it in any respect whatsoever including, but not limited to, the adoption of any amendment(s) deemed necessary or advisable to qualify the Awards under rules and regulations promulgated by the Securities and Exchange Commission with respect to Employees who are subject to the provisions of Section 16 of the Securities Exchange Act of 1934, as amended, or to correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award granted thereunder, without approval of the shareholders of the Corporation, but without the approval of the Corporation's shareholders, no such revision or amendment shall:

               (i) Increase the number of Shares subject to the Plan, other than any increase pursuant to Section 9;

               (ii) Materially modify the requirements as to eligibility for participation in the Plan;

               (iii) Materially increase the benefits accruing to Optionees under the Plan;

               (iv)  Extend the term of the Plan; or

               (v)   Amend this Section 14 to defeat its purpose.

No amendment, termination or modification of the Plan shall affect any Option theretofore granted in any material adverse way without the consent of the Optionee.


     15.  APPLICATION OF FUNDS.
          --------------------

          The proceeds received by the Corporation from the sale of Common Stock pursuant to the exercise of an Option shall be used for general corporate purposes.


     16.  APPROVAL OF SHAREHOLDERS.
          ------------------------

          The Plan shall be subject to approval by the affirmative vote of the holders of a majority of all classes of the outstanding stock present and entitled to vote at the first meeting of shareholders of the Corporation following the adoption of the Plan or by written consent, and in no event later than one (1) year following the Effective Date. Prior to such approval, Options may be granted but shall not be exercisable. Any amendment described in Section 14 (i) to (v) shall also be subject to approval by the Corporation's shareholders.


     17.  WITHHOLDING OF TAXES.
          --------------------

          In the event the Corporation or a Affiliate determines that it is required to withhold federal, state, or local taxes in connection with the exercise of an Option or the disposition of Shares issued pursuant to the exercise of an Option, the Optionee or any person succeeding to the rights of the Optionee, as a condition to such exercise or disposition, may be required to make arrangements satisfactory to the Corporation or the Affiliate to enable it to satisfy such withholding requirements.


     18.  RIGHTS AS AN EMPLOYEE.
          ---------------------

          Neither the Plan nor any Option granted pursuant thereto shall be construed to give any person the right to remain in the employ of the Corporation or any Affiliate, or to affect the right of the Corporation or any Affiliate to terminate such individual's employment at any time with or without cause. The grant of an Option shall not entitle the Optionee to, or disqualify the Optionee from, participation in the grant of any other Option under the Plan or participation in any other benefit plan maintained by the Corporation or any Affiliate.

     19.  DISAVOWAL OF REPRESENTATIONS, UNDERTAKINGS OR CREATION OF IMPLIED
          -----------------------------------------------------------------
RIGHTS.
-------

          In adopting and maintaining this Plan and granting Awards hereunder, neither the Corporation nor any Affiliate makes any representations or undertakings with respect to the initial qualification or treatment of the Awards under federal or state tax or securities laws. The Corporation and each Affiliate expressly disavows the creation of any rights in Employees, Optionees, or beneficiaries of any obligations on the part of the Corporation, any Affiliate or the Committee, except as expressly provided herein.


     20.  INSPECTION OF RECORDS.
          ----------------------

          Copies of the Plan, records reflecting each Optionee's Option, and any other documents and records which an Optionee is entitled by law to inspect shall be open to inspection by the Optionee and his or her duly authorized representative at the office of the Committee at any reasonable business hour.


     21.  INFORMATION TO OPTIONEES.
          ------------------------

          Each Optionee shall be provided with such information regarding the Corporation as the Committee from time to time deems necessary or appropriate; provided however, that each Optionee shall at all times be provided with such information as is required to be provided from time to time pursuant to applicable regulatory requirements, including, but not limited to, any applicable requirements of the Securities and Exchange Commission and other state securities agencies.


     22.  NON-U.S. ELIGIBLE INDIVIDUALS AND AFFILIATES.  Notwithstanding any
          --------------------------------------------
provision of the Plan to the contrary, in order to foster and promote achievement of the purposes of the Plan or to comply with provisions of laws in other countries in which the Corporation or its Affiliates operate or have employees, the Committee, in its discretion, shall have the power and authority to (i) determine which (if any) Employees rendering services or employed outside the United States are eligible to participate in the Plan or any type of Award granted hereunder; (ii) determine which non-United States-based Affiliates or operations (e.g., branches, representative offices) participate in the Plan or any type of Award hereunder; (iii) modify the terms and conditions of any Awards made to such eligible Employees, or with respect to such non-United States-based Affiliates or operations; and (iv) establish subplans, modified exercise, vesting, payment and other terms and procedures to the extent deemed necessary or desirable by the Committee.

                                   EXHIBIT A


     THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR AN OPINION OF COUNSEL, SATISFACTORY TO THE CORPORATION AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.


                      NONSTATUTORY STOCK OPTION AGREEMENT

     This Stock Option Agreement is made and entered into this ___ day of March, 2000, pursuant to the DataVoN Inc. 2000 Stock Option Plan (the "Plan"). The Board administering the Plan has selected _________________________________("the Optionee") to receive the following grant of a nonstatutory stock option (the "Stock Option") to purchase shares of the common stock of DataVoN Inc, a Texas corporation (the "Corporation"), on the terms and conditions set forth below to which Optionee accepts and agrees:

     1.   Stock Options Granted:

          No. of Shares Subject to Option.......____________________
          Date of Grant.........................March ___, 2000
          Vesting Commencement Date.............____________________
          Exercise Price Per Share..............____________________
               Expiration Date..................March ___, 2010

     2. The Stock Option is granted pursuant to the Plan to purchase the number of shares of authorized but unissued common stock of the Corporation specified in Section 1 hereof (the "Shares"). The Stock Option shall expire, and all rights to exercise it shall terminate on the Expiration Date, except that the Stock Option may expire earlier as provided in the Plan or this Agreement. The number of shares subject to the Stock Option granted hereunder shall be adjusted as provided in the Plan. The Stock Option is intended by the Corporation and the Optionee to be a Nonstatutory Stock Option and does not qualify for any special tax benefits to the Optionee and is not subject to
Section 7 of the Plan.

     3. The Stock Option shall be exercisable in all respects in accordance with the terms of the Plan which are incorporated herein by this reference. Optionee acknowledges having received and read a copy of the Plan. All shares of the Corporation's common stock issued pursuant to the exercise of the Stock Option shall be subject to the Corporation's Right of Repurchase and Right of First Refusal as set forth in Sections 11 and 12 of the Plan.

     4. Optionee shall have the right to exercise the Stock Option in accordance with the following schedule:

          (a) The Stock Option may not be exercised in whole or in part at any time prior to the end of the first four (4) full calendar quarters following the Vesting Commencement Date.

          (b) Optionee may exercise the Stock Option as to one third (1/3rd) of the Shares at the end of the fourth (4/th/) full calendar quarter following the Vesting Commencement Date.

          (c) Optionee may exercise the Stock Option as to an additional one twelfth (1/12/th/) of the Shares at the end of each of the full calendar quarter commencing with the fifth (5/th/) full calendar quarter following the Vesting Commencement Date.

          (d) The right to exercise the Stock Option shall be cumulative. Optionee may buy all, or from time to time any part, of the maximum number of Shares which are exercisable under the Stock Option, but in no case may Optionee exercise the Stock Option with regard to a fraction of a Share, or for any Share for which the Stock Option is not exercisable.

     5. Employee agrees to return to the Corporation in good funds within five business days of receipt of written demand therefor, an amount equal to the excess of (A) the Fair Market Value per Share of Common Stock on the date of exercise of any Stock Options under this Agreement multiplied by the number of Shares so purchased upon such exercise over (B) the aggregate price paid for the Shares of Common Stock as to which such Stock Option was exercised if (a) Optionee ceases to be an employee of the Corporation or a Subsidiary for any reason (whether voluntary or involuntary), exercises Stock Options hereunder within six months before or after the date employment ceases, and, within one year after such employment ceases, directly or indirectly engages in an activity that competes with the business of the Corporation or a Subsidiary as conducted at the time of such termination of employment (as determined by the Board in its sole discretion and good faith) or (b) Optionee ceases to be an employee voluntarily or by reason of discharge "for Cause" (as defined below) and if Optionee exercises Stock Options hereunder within six months before or after the date of termination of employment. Amounts due the Corporation pursuant to this paragraph are payable by Optionee in Dallas County, Texas. If Optionee fails to return the proceeds as required by this paragraph and the Corporation shall institute litigation to enforce or interpret its rights, Optionee shall pay (i) the Corporation for its reasonable attorney's fees, disbursements and other costs incurred in enforcing or interpreting Optionee's obligation and (ii) interest on the amount due the Corporation at a rate of eighteen percent (18%) per annum (or at the then highest legal rate in Texas) from the date such amount became due until paid.

     For purposes of this Agreement, termination "for Cause" shall mean the Corporation's termination of Optionee's employment with the Corporation due to:
(a) consistent and material violation of the Corporation's policies and procedures; (b) material violation of any material law, rule, or regulation; (c) conduct involving moral turpitude or adverse to the public image of the Corporation; (d) action in the aid of a competitor, vendor, or supplier of the Corporation to the disadvantage of the Corporation; (e) material misrepresentation or false statements on any document to the Corporation in connection with Optionee's hiring or commencement of Optionee's employment with the Corporation; (f) misappropriation of funds or assets of the Corporation; or
(g) Optionee's willful refusal to perform Optionee's duties or to comply with the Corporation's (or the Board's) directions or instructions.

     6. The Optionee agrees to comply with all laws, rules, and regulations applicable to the grant and exercise of the Stock Option and the sale or other disposition of the common stock of the Corporation received pursuant to the exercise of such Stock Option.

     7. The Stock Option shall not become exercisable unless and until the Shares exercisable under the Stock Option have been qualified under any applicable securities laws or unless the exercise is otherwise exempt from the qualification requirements of such law. The Stock Option is conditioned upon the Optionee's representation, which Optionee hereby confirms as of the date hereof and which Optionee must confirm as of the date of any exercise of all or any part of the Stock Option, that:

          (a) Optionee understands that both the Stock Option and any Shares purchased upon its exercise are securities, the issuance of which require compliance with federal and state securities laws;

          (b) Optionee understands that the securities have not been registered under the Securities Act of 1933 (the "Act") in reliance upon a specific exemption contained in the Act which depends upon Optionee's bona fide investment intention in acquiring these securities; that Optionee's intention is to hold these securities for Optionee's own benefit for an indefinite period; that Optionee has no present intention of selling or transferring any part thereof (recognizing that the Stock Option is not transferable) and that certain restrictions may exist on transfer of the Shares issued upon exercise of the Stock Option;

          (c) Optionee understands that the Shares issued upon exercise of the Stock Option, in addition to other restrictions on transfer, must be held indefinitely unless subsequently registered under the Act, or unless an exemption from registration is available; that Rule 701 and Rule 144, two exemptions from registration which may be available, are only available after the satisfaction of certain conditions and require the presence of a U.S. public market for such shares; that no certainty exists that a U.S. public market for the shares will exist, and that otherwise Optionee may have to sell the shares pursuant to another exemption from registration which exemption may be difficult to satisfy; and

          (d) The Corporation shall not be under any obligation to issue any Shares upon the exercise of the Stock Option unless and until the Corporation has determined that:

               (i) it and Optionee have taken all actions required to register such shares under the Securities Act, or to perfect an exemption from the registration requirements thereof;

               (ii) any applicable listing requirement of any stock exchange on which such shares are listed has been satisfied; and

               (iii) all other applicable provisions of federal and state law have been satisfied.

     8. By entering into this Agreement and accepting the grant of the Stock Option, the Optionee acknowledges that:

          (i) the Plan is discretionary in nature and may be suspended or terminated by the Corporation at any time;

          (ii) the grant of the Stock Option is a one-time benefit which does not create any contractual or other right to receive future grants of options, or benefits in lieu of options; all determinations with respect to any such future grants, including, but not limited to, the times when options shall be granted, the number of shares subject to each option, the option price, and the time or times when each option shall be exercisable, will be at the sole discretion of the Corporation;

          (iii) the Optionee's participation in the Plan is voluntary;

          (iv) the value of the Stock Option is an extraordinary item of compensation which is outside the scope of the Optionee's employment contract, if any;

          (v) the Stock Option is not part of normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments;

          (vi) the vesting of any of the Shares ceases upon termination of employment for any reason except as may otherwise be explicitly provided in the Plan document; and

          (vii) the future value of the Stock Option's underlying Shares is unknown and cannot be predicted with certainty, and if the underlying Shares do not increase in value, the Stock Option will have no value.

     9. By entering into this Agreement, the Optionee: (i) authorizes and instructs the Corporation and, if applicable, the employer entity, and any agent of the Corporation administering the Plan or providing Plan recordkeeping services, to collect, process and transfer to the Corporation or any of its affiliates such information and data as the Corporation shall request in order to facilitate the grant of the Stock Option and the administration of the Plan;
(ii) waives any data privacy rights he or she may have with respect to such information; and (iii) authorizes the Corporation and any such agent to store and transmit such information in electronic form.


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

     IN WITNESS WHEREOF, each of the parties hereto has executed this Stock Option Agreement, in the case of the Corporation by its duly authorized officer, as of the date and year written above.


OPTIONEE                             DATAVON INC.



_____________________________        By:_____________________________
        (signature)                             (signature)


_____________________________        Its:____________________________
       (Type or Print Name)



Address: ____________________

_____________________________

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

                                   EXHIBIT B


     THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR AN OPINION OF COUNSEL, SATISFACTORY TO THE CORPORATION AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.


                       INCENTIVE STOCK OPTION AGREEMENT

     This Stock Option Agreement is made and entered into this ____ day of March, 2000, pursuant to the DataVoN Inc. 2000 Stock Option Plan (the "Plan"). The Board administering the Plan has selected ______________("the Optionee") to receive the following grant of an incentive stock option (the "Stock Option") to purchase shares of the common stock of DataVoN Inc., a Texas corporation (the "Corporation"), on the terms and conditions set forth below to which Optionee accepts and agrees:

     1.   Stock Options Granted:

          No. of Shares Subject to Option.........._______________
          Date of Grant............................March ___, 2000
          Vesting Commencement Date................_______________
          Exercise Price Per Share................._______________
          Expiration Date..........................March ___, 2010

     2. The Stock Option is granted pursuant to the Plan to purchase the number of shares of authorized but unissued common stock of the Corporation specified in Section 1 hereof (the "Shares"). The Stock Option shall expire, and all rights to exercise it shall terminate on the Expiration Date, except that the Stock Option may expire earlier as provided in the Plan or this Agreement. The number of Shares subject to the Stock Option granted hereunder shall be adjusted as provided in the Plan.

     3. The Stock Option shall be exercisable in all respects in accordance with the terms of the Plan which are incorporated herein by this reference. Optionee acknowledges having received and read a copy of the Plan. All shares of the Corporation's common stock issued pursuant to the exercise of this Stock Option shall be subject to the Corporation's Right of Repurchase and Right of First Refusal as set forth in Sections 11 and 12 of the Plan.

     4. Optionee shall have the right to exercise the Stock Option in accordance with the following schedule:

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

          (a) The Stock Option may not be exercised in whole or in part at any time prior to the end of the first four (4) full calendar quarters following the Vesting Commencement Date.

          (b) Optionee may exercise the Stock Option as to one third (1/3rd) of the Shares at the end of the fourth (4/th/) full calendar quarter following the Vesting Commencement Date.

          (c) Optionee may exercise the Stock Option as to an additional one twelfth (1/12/th/) of the Shares at the end of each of the full calendar quarter commencing with the fifth (5/th/) full calendar quarter following the Vesting Commencement Date.

          (d) The right to exercise the Stock Option shall be cumulative. Optionee may buy all, or from time to time any part, of the maximum number of Shares which are exercisable under the Stock Option, but in no case may Optionee exercise the Stock Option with regard to a fraction of a Share, or for any Share for which the Stock Option is not exercisable.

     5. Employee agrees to return to the Corporation in good funds within five business days of receipt of written demand therefor, an amount equal to the excess of (A) the Fair Market Value per Share of Common Stock on the date of exercise of any Stock Options under this Agreement multiplied by the number of Shares so purchased upon such exercise over (B) the aggregate price paid for the Shares of Common Stock as to which such Stock Option was exercised if (a) Optionee ceases to be an employee of the Corporation or a Subsidiary for any reason (whether voluntary or involuntary), exercises Stock Options hereunder within six months before or after the date employment ceases, and, within one year after such employment ceases, directly or indirectly engages in an activity that competes with the business of the Corporation or a Subsidiary as conducted at the time of such termination of employment (as determined by the Board in its sole discretion and good faith) or (b) Optionee ceases to be an employee voluntarily or by reason of discharge "for Cause" (as defined below) and if Optionee exercises Stock Options hereunder within six months before or after the date of termination of employment. Amounts due the Corporation pursuant to this paragraph are payable by Optionee in Dallas County, Texas. If Optionee fails to return the proceeds as required by this paragraph and the Corporation shall institute litigation to enforce or interpret its rights, Optionee shall pay (i) the Corporation for its reasonable attorney's fees, disbursements and other costs incurred in enforcing or interpreting Optionee's obligation and (ii) interest on the amount due the Corporation at a rate of eighteen percent (18%) per annum (or at the then highest legal rate in Texas) from the date such amount became due until paid.

     For purposes of this Agreement, termination "for Cause" shall mean the Corporation's termination of Optionee's employment with the Corporation due to:
(a)
consistent and material violation of the Corporation's policies and procedures;
(b) material violation of any material law, rule, or regulation; (c) conduct involving moral turpitude or adverse to the public image of the Corporation; (d) action in the aid of a competitor, vendor, or supplier of the Corporation to the disadvantage of the Corporation; (e) material misrepresentation or false statements on any document to the Corporation in connection with Optionee's hiring or commencement of Optionee's employment with the Corporation; (f) misappropriation of funds or assets of the Corporation; or (g) Optionee's willful refusal to perform Optionee's duties or to comply with the Corporation's (or the Board's) directions or instructions.

     6. The Optionee agrees to comply with all laws, rules, and regulations applicable to the grant and exercise of the Stock Option and the sale or other disposition of the common stock of the Corporation received pursuant to the exercise of such Stock Option.

     7. The Stock Option shall not become exercisable unless and until the Shares exercisable under the Stock Option have been qualified under any applicable securities laws or unless the exercise is otherwise exempt from the qualification requirements of such law. The Stock Option is conditioned upon the Optionee's representation, which Optionee hereby confirms as of the date hereof and which Optionee must confirm as of the date of any exercise of all or any part of the Stock Option, that:

          (a) Optionee understands that both the Stock Option and any Shares purchased upon its exercise are securities, the issuance of which require compliance with federal and state securities laws;

          (b) Optionee understands that the securities have not been registered under the Securities Act of 1933 (the "Act") in reliance upon a specific exemption contained in the Act which depends upon Optionee's bona fide investment intention in acquiring these securities; that Optionee's intention is to hold these securities for Optionee's own benefit for an indefinite period; that Optionee has no present intention of selling or transferring any part thereof (recognizing that the Stock Option is not transferable) and that certain restrictions may exist on transfer of the Shares issued upon exercise of the Stock Option;

          (c) Optionee understands that the Shares issued upon exercise of the Stock Option, in addition to other restrictions on transfer, must be held indefinitely unless subsequently registered under the Act, or unless an exemption from registration is available; that Rule 701 and Rule 144, two exemptions from registration which may be available, are only available after the satisfaction of certain conditions and require the presence of a U.S. public market for such shares; that no certainty exists that a U.S. public market for the shares will exist, and that otherwise Optionee may have to sell the shares pursuant to another exemption from registration which exemption may be difficult to satisfy; and

          (d) The Corporation shall not be under any obligation to issue any shares upon the exercise of the Stock Option unless and until the Corporation has determined that:

               (i) it and Optionee have taken all actions required to register such shares under the Securities Act, or to perfect an exemption from the registration requirements thereof;

               (ii) any applicable listing requirement of any stock exchange on which such shares are listed has been satisfied; and

               (iii) all other applicable provisions of federal and state law have been satisfied.

     IN WITNESS WHEREOF, each of the parties hereto has executed this Stock Option Agreement, in the case of the Corporation by its duly authorized officer, as of the date and year written above.

OPTIONEE                                  DATAVON INC.


_____________________________             By:______________________________
        (signature)                                   (signature)

_____________________________             Its:_____________________________
        (Type or Print Name)

Address:_____________________

_____________________________